Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cortexyme, Inc.

South San Francisco, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 4, 2019 (except for the “Reverse Stock Split” paragraph of Note 2, as to which the date is April 29, 2019), relating to the financial statements of Cortexyme, Inc. included in the Company’s Registration Statement on Form S-1 (333-230853), as amended.

/s/ BDO USA, LLP

San Jose, California

May 9, 2019